Exhibit 10.9

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”), is made effective as of the 31st day of August, 2017 (the “Effective Date”), by and between 2016 Timothy R. Fussell Revocable Trust, a Florida Trust (“Pledgor”) and Alpha Investment Inc. a Delaware Corporation (“Secured Party”).

RECITALS

WHEREAS, Secured Party has afforded Partners South Properties Corporation (the “Company”) with credit evidenced by a promissory note of even date herewith made by the Company in favor of Secured Party in the original principal amount of up to FIVE MILLION DOLLARS ($5,000,000) or such principal amount as shall be outstanding under such promissory note (the “Note”); and

WHEREAS, Pledgor has agreed to secure the Company’s payment and performance obligations under the Note by granting Secured Party a security interest in 100% of the issued and outstanding capital stock of the Company (the “Shares”), all of which Shares are held of record and beneficially by Pledgor, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Pledgor and Secured Party hereby agree as follows:

1.

Incorporation.  The recitals set forth above are true and correct and, are hereby incorporated into and made a part of this Pledge Agreement.

2.

Grant of Security Interest in Collateral.  Pledgor hereby grants to Secured Party a continuing security interest in and to the Shares (the “Collateral”).

3.

Obligations Secured.  This Pledge Agreement is made, and the security interest created hereby is granted to the Secured Party, as security for the due and punctual performance of all obligations, financial or otherwise, now existing or hereafter arising, whether direct or indirect, primary or secondary, absolute or contingent, due or to become due, of the Company under the Note (the “Obligations”).

4.

Term of Pledge Agreement.  This Pledge Agreement shall remain in effect until the earlier of:

A.

The Obligations being fully satisfied; or

B.

Such other time as the Note and this Pledge Agreement are terminated.

5.

Warranties, Covenants and Agreements of Pledgor.  Pledgor warrants, covenants and agrees that:

A.

Except for the security interest granted to Secured Party hereby, Pledgor is and shall be the legal and equitable owner of the Collateral and has made and will make no assignment, pledge, mortgage, hypothecation or transfer of the Collateral or the proceeds thereof.

B.

Except for the security interest granted to Secured Party hereby, the Collateral is free and clear of all and any other liens, encumbrances or security interests, however arising, and that no other party has possession of the Collateral to secure any security interest in the Collateral.

C.

Pledgor will, at Pledgor’s expense, defend the Collateral against all claims and demands of all persons at any time claiming the same or any junior interest therein.

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D.

Upon the execution of this Pledge Agreement, Pledgor shall deliver certificates evidencing the Collateral to Pledgee, accompanied by stock powers executed in blank by Pledgor.

E.

Pledgor will execute, upon the request of Secured Party, any and all agreements or other documents that Secured Party reasonably deems appropriate to protect or perfect the security interest granted herein or to grant or confirm the rights and authority granted to Secured Party hereunder.

F.

Pledgor shall pay all taxes levied or assessed upon Pledgor or Secured Party on or with respect to the Collateral.

6.

Voting Rights; Dividends.

A.

As long as no Event of Default hereunder shall have occurred and be continuing:

(i)

Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

(ii)

Pledgor shall be entitled to retain and use any and all cash dividends or distributions paid on the Collateral provided they have not been paid in violation of this Agreement or the Note, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of outstanding capital stock of the Company or received in exchange for collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of  assets or on  the liquidation, whether voluntary or involuntary of any issuer of the Collateral, or otherwise, shall be and become part of the Collateral pledged hereunder and, if received by Pledgor, shall forthwith be delivered to Secured Party to be held subject to the terms of this Pledge Agreement.

B.

Upon  the occurrence of  an Event of Default (as defined under Section 8 hereof), Secured Party shall have the right and authority to exercise voting and/or consensual rights and powers and/or to receive and retain the dividends with respect to the Collateral, which Pledgor shall otherwise  be authorized to retain pursuant to Section 6A hereof.  Any and all money and other property paid over to or received by Secured Party pursuant to the provisions of this Section 6B shall be retained by Secured Party as additional collateral herein and shall be applied in accordance with the provisions of the Note.

7.

Secured Party’s Rights and Remedies Upon Default.

A.

Upon the occurrence of an Event of Default (defined under Section 8 hereof), Secured Party may sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Collateral at public or private sale for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Secured Party in its discretion shall deem appropriate. Upon consummation of any such sale, Secured Party shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or approval which Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Secured Party shall further have the remedies provided hereunder and the remedies of a secured party under Section 8 of the Uniform Commercial Code of the State of Florida.

B.

Pledgor and Secured Party acknowledge that impairment of the Collateral by Pledgor will cause irreparable injury to Secured Party, that remedies at law of Secured Party for impairment of the Collateral or threatened impairment of the Collateral will be inadequate, and that Secured Party shall, in addition to and not in limitation of any other rights or remedies available at law or in equity, be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages or posting a bond.

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C.

To the extent permitted by law, the prevailing party in any legal or non-legal proceedings (including any bankruptcy and appellate proceeding) taken to enforce or protect a party’s rights hereunder shall be paid all of its reasonable attorneys’ fees and expenses incurred in connection with such action at both the trial and appellate levels, such reimbursable expenses to include expenses in connection with the assembling, repossession and disposition of Collateral.

8.

Events of Default.  An event of default under this Pledge Agreement shall exist upon the happening of any one or more of the following events (each, an “Event of Default”):

A.

Failure of the Company to observe any of its warranties or covenants in the Note, after the expiration of applicable notice and cure periods;

B.

Failure of Pledgor to observe or perform any of his warranties, covenants or agreements in this Pledge Agreement after ten (10) calendar days’ notice and opportunity to cure, provided, however, that if Pledgor has commenced to cure the default during such ten (10) day period, it shall have thirty (30) days from the giving of notice of default to cure such default;

C.

If Pledgor makes an assignment for the benefit of creditors;

D.

If Pledgor petitions or applies to any tribunal for the appointment of a trustee or receiver for himself; or of any substantial part of his assets, or commences any proceedings relating to himself under any insolvency, reorganization, arrangement, readjustment of debts, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

E.

If any petition or application is filed, or any such proceedings are commenced, against Pledgor or by any act indicates his  thereof, consent thereto, or acquiescence therein, or any order is entered appointing any such trustee or receiver, or adjudicating Pledgor bankrupt or insolvent, or approving the petition in any proceedings and such order, adjudication or approval remains unstayed and in effect for ninety (90) calendar days.

9.

Remedies Cumulative.  The remedies provided in this Pledge Agreement are cumulative and not mutually exclusive. The remedies can be exercised successively or concurrently and as many times as and whenever the occasion may arise.

10.

No Waiver.  The failure of Secured Party to take any of the actions or exercise any of the rights, interest, powers or authority granted to Secured Party hereunder shall not be construed to be a waiver of any of the rights, interest, powers or authority granted to Secured Party hereunder.

11.

Indemnity.  Pledgor will defend and indemnify Secured Party from and against any and all liability, loss, damage and expenses (including all attorneys, fees and expenses through litigation and all appeals) which Secured Party might incur by virtue of any violation of law for which Pledgor are responsible and from any and all claims and demands whatsoever which may be asserted against Secured Party hereunder not attributable to Secured Party’s own negligence or willful misconduct.

12.

Expenses.  Any and all expenses that may be incurred in connection with the enforcement of this Pledge Agreement or the filing of any financing statements, whether now or hereafter filed shall be the sole responsibility of Pledgor. In the event of Pledgor’s failure to pay all such costs, the amounts due and owing will bear interest at the maximum rate allowed by law.

13.

Secured Party Appointed Attorney-in-Fact.  Pledgor hereby appoints Secured Party the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

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14.

Legal Representation.  Pledgor acknowledges that it has been given an opportunity to seek counsel in connection with the negotiation and execution of this Pledge Agreement, and has either sought the advice of counsel or has voluntarily chosen not to seek the advice of counsel.

15.

Notice Provision.  All notices to Pledgor and Secured Party shall be given by overnight courier or certified mail return receipt requested and shall be effective upon receipt,

if to Pledgor to:

1007 N. Federal Highway, Suite 292

Fort Lauderdale, FL 33304

if to Secured Party to:

200 East Campus View Blvd., Suite 200

Columbus, OH  43235

or to such other address as a party may designate by written notice to the other party.

16.

Miscellaneous.  This Pledge Agreement shall be binding upon Pledgor and his heirs, legal representatives, successors and assigns and shall inure to the benefit of Secured Party and its successors and assigns. This Pledge Agreement is made and executed under and shall in all respects be governed and enforced by and construed in accordance with the laws of the State of Florida, including, without limitation, matters of construction, validity and performance.  Each party acknowledges that it has reviewed this Pledge Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Pledge Agreement.  In the event any terms or provisions of this Pledge Agreement are held invalid or unenforceable, the remaining terms and conditions of this Pledge Agreement shall continue to be fully enforceable without change, and this Pledge Agreement shall be interpreted as if the invalid or unenforceable provision had not been a part hereof.

(Signatures appear on following page)

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IN WITNESS WHEREOF, Pledgor and Secured Party have executed this Pledge Agreement as of the date first above written.

PLEDGOR:

2016 Timothy R. Fussell Revocable Trust, a Florida Trust

By:	/s/ Timothy R. Fussell
Timothy R. Fussell, Trustee

SECURED PARTY:

ALPHA INVESTMENT INC.

By:	/s/ Todd C. Buxton
Todd C. Buxton, Chief Executive Officer

By:
Name:
Title:

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